UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2017

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place, 4TH Floor 141 Front Street PO Box HM 845 Hamilton, HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ____

ITEM 8.01	OTHER EVENTS

On December 1, 2017, the registrant entered into a Bye-law waiver agreement with BlackRock, Inc. ("BlackRock").  The agreement waives the share ownership restrictions of Everest Re Group, Ltd. Bye-laws 53(a), 55(b) and 63(b) with respect to BlackRock and allows BlackRock to retain and control up to a maximum of 15% of the outstanding shares of Everest Re Group, Ltd. However, the amount of shares controlled by BlackRock that will have voting rights will remain limited to 9.9% of the outstanding shares of Everest Re Group, Ltd. as currently indicated within the Bye-laws.

The registrant retains the right to revoke the waiver for any reason upon 30 days' notice to BlackRock.  If the registrant believes that the amount of Everest Re Group, Ltd. shares controlled by BlackRock exceeds 15% of the outstanding shares at any time of measurement, the registrant has the option to require BlackRock to sell shares in the open market to reduce BlackRock's control of Everest Re Group, Ltd. shares to less than the 15% maximum provided by the waiver.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	10.1	Bye-Law Waiver Agreement with BlackRock, Inc. dated December 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker
Comptroller
(Principal Accounting Officer)

Dated:  December 4, 2017

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

10.1	Bye-Law Waiver Agreement with BlackRock, Inc.
	dated December 1, 2017	5